UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)    March 28, 2008

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.                                              Change of Servicer or Trustee

On March 28, 2008, the Registrant received written notice from Wells Fargo Bank, N.A. (“Wells Fargo”) that Wells Fargo has resigned as Trustee under the Indentures executed by the Registrant with respect to its 9.75% Senior Notes due 2010 and its 9.00% Senior Subordinated Notes due 2012, effective upon the appointment of a successor Trustee and the acceptance of the appointment by such successor Trustee pursuant to such Indentures. An officer of the Trustee has advised the Registrant that its resignation is due to a conflict of interest of the Trustee.

MTR GAMING GROUP, INC.

		By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer
Date:	April 2, 2008